UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported): January 29, 2018
SAEXPLORATION HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)
001-35471 (Commission file number)
27-4867100 (IRS Employer Identification No.)
1160 Dairy Ashford Rd., Suite 160, Houston, Texas 77079 (Address of principal executive offices) (Zip Code)
(281) 258-4400 (Company's telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14(d)-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 29, 2018, Mr. Michael Kass resigned from the Board of Directors of SAExploration Holdings, Inc. (the “Company”), a copy of which resignation is attached as Exhibit 99.1. Mr. Kass’ letter did not identify any disagreement with the Company. On January 30, 2018, the Company’s Board of Directors filled the vacancy created by the resignation by the appointment of Alan B. Menkes as a director of the Company. Mr. Menkes will serve until his successor is duly elected and qualified, or until his earlier death, resignation, disqualification or removal.
Mr. Kass had been nominated by Blue Mountain Capital Management, LLC (“Blue Mountain”), one of the Company’s Principal Stockholders. The certificate of incorporation and bylaws of the Company permit Blue Mountain, as a Principal Stockholder, to nominate a director to fill a vacancy created by a resignation of a director nominated by it.  Blue Mountain nominated Mr. Menkes to fill that vacancy, the Nominating Committee recommended his election and the Board of Directors elected Mr. Menkes.
Alan B. Menkes, age 58, currently serves as the Managing Partner of Empeiria Capital Partners, a private equity firm that he co-founded in 2002. Prior to founding Empeiria, from December 1998 through February 2002, Mr. Menkes was Co-Director of Private Equity and a member of the Executive Committee of Thomas Weisel Partners, during which period he also served on the boards of directors of NextMedia Group, Ion Systems, The Capital Markets Company, Alliance Consulting, Centive, IPNet Solutions, Worldchain, QuantumShift, CS Technology and Stellent, a public company. Mr. Menkes currently serves as Chairman of the Board of Directors of Tank Partners Holdings LLC, a company controlled by Empeiria, and was previously on the Boards of Integrated Drilling Equipment Holdings, a public company, Stella Environmental Services and Conner Steel Products Holdings. From 2011 to 2012, Mr. Menkes served as the CEO of Empeiria Acquisition Corp., a public special purpose acquisition company until it closed its merger with an operating company in December 2012. From 2009-2010, Mr. Menkes served as the managing partner of G2 Investment Group LLC, a diversified asset management firm. Between 2007-2008, Mr Menkes was a Partner of Enterprise Infrastructure Ventures, a real estate investment firm, and the Chief Strategic and Investment Officer of CS Technology, an affiliate of Enterprise Infrastructure Ventures. Mr. Menkes earned a B.A. in Economics with Highest Distinction from the University of Virginia in 1980 and an M.B.A. with Distinction from the Wharton School at the University of Pennsylvania in 1982.
Mr. Menkes has been appointed to serve as a member of the Nominating Committee of the Company. The Board of Directors determined that Mr. Menkes is an “Independent Director” under the applicable Nasdaq listing standards for purposes of serving on the Board of Directors and the Nominating Committee. With respect to a description of the compensation that Mr. Menkes will receive as a member of the Board, see “Board of Directors-Director Compensation” in the Company’s Proxy Statement filed with the Securities and Exchange Commission on April 28, 2017.
No family relationship exists between Mr. Menkes and any of the Company’s other directors or executive officers.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Resignation letter from Michael Kass dated January 29, 2018.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: January 30, 2018                SAExploration Holdings, Inc.

By:	/s/ Brent Whiteley
Name:	Brent Whiteley
Title:	Chief Financial Officer, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Resignation letter from Michael Kass, dated January 29, 2018.

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